EXHIBIT 10(k)


         1994 ANNUAL INCENTIVE PLAN


               FPL GROUP, INC.

                      &

        FLORIDA POWER & LIGHT COMPANY





















                                   March 1994

         1994 ANNUAL INCENTIVE PLAN

FPL GROUP, INC. AND FLORIDA POWER & LIGHT COMPANY



OBJECTIVES:


1. Recognize outstanding performers who have contributed significantly to the Corporation's success and to their respective business unit.

2. Align the corporate vision, goals and strategy to compensation strategy.

3. Provide a compensation environment which will attract, retain, and motivate talented employees.



ELIGIBLE PARTICIPANTS:


All exempt employees of FPL Group and Florida Power & Light Company.

Executives & Grades 11-14:    Nomination based on significant
                              contribution to the successful
                              accomplishment of corporate and
                              business unit indicators.



Grades 1-10:                  Nomination based on clearly
                              unique performance and the
                              successful accomplishment of
                              business unit indicators.



CORPORATE GOALS:


The amount of annual incentive compensation earned shall be determined based on the degree of achievement of the corporate net income goals specified by the Compensation Committee. Amounts earned on the basis of achievement of the net income goals are subject to reduction based on the degree of achievement of the performance indicators specified by the Compensation Committee and at the discretion of the Compensation Committee. Both the goals and the targeted awards shall be set forth in writing (which may be the minutes of a meeting) by the Compensation Committee prior to the commencement of the services to which the goals relate (except the goals and targets for 1994 shall be set forth in writing no later than March 31, 1994).

LEVELS OF PERFORMANCE:

Performance will be measured at three levels:

1.   Corporate Net Income
     -    Payouts cannot exceed the maximum targeted award.
          Amounts earned in accordance with this performance measure are subject to reduction based on performance at the next two levels.

2.   Corporate Performance (CP)
     -    Financial indicators
     -    General operating indicators
     -    Major milestone indicators

3.   Business Unit Performance (BUP)
     -    General operating indicators
     -    Major milestone indicators
     -    Cross functional indicators

The "Allocation Formula" for the CP and BUP performance measures shall be determined by the Compensation Committee.


TARGET AWARD BY ORGANIZATIONAL LEVEL:

  POSITION          TARGET AWARD (1)       ALLOCATION % (2)
Executives
Chairman & CEO           55%                 100/0/0
President & COO          45%                 100/0/0
Vice President        20% - 35%              50/50/0

Managers
Grades 13-14             15%                 50/50/0
Grade 12                 12%                 50/50/0
Grade 11                 10%                 50/50/0
Grade 10                 10%                 0/100/0
Grades 8-9                8%                 0/100/0
Grades 1-7                6%                 0/100/0

(1)  Calculated as a percentage of base salary.
(2) Corporate percent/Business Unit percent/Individual percent.
NOTE: All calculations of CP and BUP will be multiplied by the CEO/BU Factor (0% -120%).
/TABLE

CONDITIONS:


- - -    Participant must be employed on or before September 1, and at the time awards are paid, unless otherwise provided by the Corporation. Awards for participants employed between January and September will be prorated.

- - -    Retirement, disability or death may result in a prorated
     award. Early retirement may result in a prorated award, with Compensation Committee approval.

- - -    Payments awarded under this Plan will be the responsibility of the Compensation Committee, and for manager levels will be subject to the discretion of FPL management.